                            ARTICLES OF INCORPORATION

                                   ARTICLE ONE

      The name of the corporation is CYNET, INC.

                                   ARTICLE TWO

      The period of its duration is perpetual.

                                  ARTICLE THREE

      The purpose or purposes for which the corporation is organized is to transact any and all lawful business for which corporation may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

      The aggregate number of shares which the corporation shall have authority to issue is One Million (1,000,000) of no par value each.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than $1,000 consisting of money, labor done or property actually received.

                                   ARTICLE SIX

      The address of its registered office is 12777 Jones Road, Suite 400, Houston, Texas 77070 and the name of its registered agent is DEBI VEIT.

                                  ARTICLE SEVEN

      The number of initial directors is one (1) and the name and address of the director is DEBI VEIT - Houston, Texas.

                                  ARTICLE EIGHT

      The name and address of the incorporator is DEBI VEIT - Houston, Texas.

                                  /s/ Debi Veit
                                  ---------------------------------------
                                  Incorporator
                                  filed April 19, 1995

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                 OF CYNET, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which change the number of shares of the corporation:

                                  ARTICLE ONE

     The name of the corporation is CYNET, INC.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on 5/1/1995.

     The amendment alters Article Four of the Articles of Incorporation to read as follows:

     The aggregate number of shares which the corporation shall have authority to issue is Ten Million (10,000,000) of no par value each.

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of the adoption was One Million (1,000,000); and the number of shares entitled to vote on the amendment was One Million (1,000,000).

                                  ARTICLE FOUR

     The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.

     IN WITNESS WHEREOF, I hereunto set my hand and seal this _____ day of 5/7, 1995.

                                         CYNET, INC.



                                         /s/ Ray Davis
                                         ---------------------------------------
                                         RAY DAVIS, President

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                 OF CYNET, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which change the number of shares of the corporation:

                                  ARTICLE ONE

     The name of the corporation is CYNET, INC.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on May 15, 1996.

     The amendment alters Article Four of the Articles of Incorporation to read as follows:

     The aggregate number of shares which the corporation shall have authority to issue is Forty Million (40,000,000) of no par value each.

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of the adoption was Ten Million (10,000,000); and the number of shares entitled to vote on the amendment was Ten Million (10,000,000).

                                  ARTICLE FOUR

     The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.

     IN WITNESS WHEREOF, I hereunto set my hand and seal this 22 day of May, 1996.

                                         CYNET, INC.



                                         /s/ Ray Davis
                                         ---------------------------------------
                                         RAY DAVIS, President

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                 OF CYNET, INC.


     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which deny pre-emptive rights to acquire shares of the corporation:

                                  ARTICLE ONE

     The name of the corporation is CYNET, INC.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 25, 1996.

     The amendment adds Article Nine to the Articles of Incorporation which is to read as follows:

                                   Article Nine

           No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

           No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                                  ARTICLE THREE

     The number of shares of the corporation outstanding at the time of the adoption was Ten Million, Three Hundred Fifty Thousand (10,350,000); and the number of shares entitled to vote on the amendment was Ten Million, Three Hundred Fifty Thousand (10,350,000).

                                  ARTICLE FOUR

     The holders of all of the shares outstanding and entitled to vote on the amendment have signed a consent in writing adopting the amendment.

     IN WITNESS WHEREOF, I hereunto set my hand and seal this 25 day of June, 1996.

                                         CYNET, INC.



                                         /s/ Ray Davis
                                         ---------------------------------------
                                         RAY DAVIS, President

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                 OF CYNET, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which change the number of shares of the corporation.

                                  ARTICLE ONE

     The name of the corporation is CYNET, INC.

                                  ARTICLE TWO

     The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on June 27, 1996.

     The amendment alters Article Four of the Articles of Incorporation to read as follows:

     The aggregate number of shares which the corporation shall have authority to issue is Fifty Million (50,000,000) consisting of Forty Million (40,000,000) shares of common stock, having no par value ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, of no par value ("Preferred Stock").

     Shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas.

     Subject to all of the rights of the Preferred Stock or any series thereof described in appropriate certificates of designation, the holders of the Common Stock shall be entitled to received, when, as, and if declared by the Board of Directors, out of funds legally available therefor, the dividends payable in cash, common stock, or otherwise.

                                  ARTICLE THREE

     The following amendment to the Articles of Incorporation was also adopted by the shareholders of the corporation on June 27, 1996.

     The amendment adds Article Ten to the Articles of Incorporation, which reads as follows:

                                  Article Ten

     Any action required by the Texas Business Corporation Act to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting which the holders of all shares entitled to vote on the action were present and voted.

                                  ARTICLE FOUR

     The number of shares of the corporation outstanding at the time of the adoption was ten million three hundred fifty thousand (10,350,000); and the number of shares entitled to vote on the amendment was ten million three hundred fifty thousand (10,350,000).

                                  ARTICLE FIVE

     The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 adopting said amendment and any written notice required by Article 9.10 has been given.

Dated: June 27, 1996.




                                  CYNET, INC.






                                  By: /s/ Ray Davis
                                     ------------------------------------------
                                       Ray Davis, Its President

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                OF CYNET, INC.

      Pursuant to the applicable provisions of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which authorizes the issuance of one or more classes of common stock and authorizes the issuance of 20,000,000 shares of Class B non-voting no par value common stock of the corporation.

                                  ARTICLE ONE

      The name of the corporation is CYNET, INC.

                                  ARTICLE TWO

      The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on February 15, 1997. The amendment adds two additional paragraphs to Article Four of the Articles of Incorporation, as follows:

      "Shares of Common Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Corporation ("Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Common Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Common Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas."

      "The Corporation is authorized to issue, out of the 40,000,000 authorized shares of no par value Common Stock, two initial classes of common stock, Class A and Class B, each class having no par value. Class A shall consist of up to 20,000,000 shares designated as Class A Common Stock ("Class A Common Stock") and Class B shall consist of up to 20,000,000 shares designated as Class B Common Stock ("Class B Common Stock"). The preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of each class shall be the same except that, unless otherwise required by law, the shares of Class B Common Stock shall not be entitled to vote, either on any matters presented at any annual or special meeting of stockholders of the Corporation, or by written consent."

                                 ARTICLE THREE

      Shares of Common Stock of the Corporation previously issued and currently outstanding as of the date of this amendment are hereby designated as Class A Common Stock, with no change whatsoever in voting power or any other right, qualification, limitation or restriction, if any.

                                 ARTICLE FOUR

      The number of shares of the corporation outstanding at the time of the adoption was Thirteen Million Six Hundred Seventy-One Thousand (13,671,000); and the number of shares entitled to vote on the amendment was 12,519,000.

                                 ARTICLE FIVE

      The holders of a majority of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing pursuant to Article 9.10 and other applicable provisions of the Texas Business Corporation Act adopting said amendment and any written notice required by Article 9.10.

      Dated:  February 15, 1997.


                                      CYNET, INC.

                                      By: /s/ Ray Davis
                                         ---------------------------------------
                                         Ray Davis, Its President

                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                OF CYNET, INC.

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                  ARTICLE ONE

      The name of the Corporation is CYNET, Inc.

      The amendments add Article Eleven and Article Twelve to the Articles of Incorporation to read as follows:

                                ARTICLE ELEVEN

      No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

                                 ARTICLE TWELVE

      The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.

      The amendments were adopted by the majority shareholder, who voted 8,623,000 shares in favor of the adoption out of 12,166,267 shares outstanding and entitled to vote on September 3, 1997.

Dated: September 3, 1997.

                                 By: /s/ Ray Davis
                                    ---------------------------------------
                                    Ray Davis
                                    President of CyNet, Inc.

                             ARTICLES OF AMENDMENT

                       TO THE ARTICLES OF INCORPORATION

                                OF CYNET, INC.

      Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation which increases the number of shares of the corporation.

                                  ARTICLE ONE

      The name of the Corporation is CYNET, Inc.

      The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on October 30, 1997.

      The amendment alters Article Four of the Articles of Incorporation to read as follows:

      "The aggregate number of shares which the corporation shall have authority to issue is seventy million (70,00O,000) consisting of sixty million (60,000,000) shares of common stock ("Common Stock") having no par value, and ten million (10,000,000) shares of preferred stock having no par value. The corporation is authorized to issue, out of the sixty million (60,000,000) shares of Common Stock, forty million (40,000,000) shares designated as Class A Common Stock and twenty million (20,000,000) shares designated as Class B Common Stock."

      Shares of Common Stock previously issued and currently outstanding as of the date of this amendment will experience no change whatsoever in voting power or any other right, qualification, limitation or restriction, if any.

      The amendment was adopted by the majority shareholder, who voted 9,523,000 shares in favor of the adoption out of 12,166,267 shares outstanding and entitled to vote on October 30, 1997.

Dated:  October 30, 1997.

                                 By: /s/ Ray Davis
                                    ---------------------------------------
                                    Ray Davis
                                    President of CyNet, Inc.

                            ARTICLES OF CORRECTION
                                      OF
                                  CYNET, INC.

This correction is submitted pursuant to Article 1302-7.01, Texas Miscellaneous Corporation Laws Act, to correct a document which is an inaccurate record of corporate action, contains an inaccurate or erroneous statement or was defectively or erroneously executed, sealed, acknowledged or verified.

                                  ARTICLE ONE

The name of the corporation is CyNet, Inc. (the "Corporation").

                                  ARTICLE TWO

The documents to be corrected are the Articles of Amendment to the Articles of Incorporation of CyNet, Inc., which were filed in the Office of the Secretary of State of Texas on December 10, 1997.

                                 ARTICLE THREE

The inaccuracies, errors, or defects to be corrected are contained in Paragraphs 3 and 4 of Article One of the Articles of Amendment.

                                 ARTICLE FOUR

As corrected, the inaccurate, erroneous, or defective portions of the Articles of Amendment read as follows:

            "The amendment alters the first paragraph of Article Four of the Articles of Incorporation to read as follows:

            "The aggregate number of shares which the Corporation shall have authority to issue is Seventy Million (70,000,000) consisting of Sixty Million (60,000,000) shares of common stock, having no par value ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, of no par value ("Preferred Stock").'

            The amendment alters the fifth paragraph of Article Four of the Articles of Incorporation to read as follows:

            "The Corporation is authorized to issue, out of the 60,000,000 authorized shares of no par value Common Stock, two initial classes of common stock, Class A and Class B, each class having no par value. Class A shall consist of up to 40,000,000 shares designated as Class A Common Stock ("Class A Common Stock") and Class B shall consist of up to 20,000,000 shares designated as Class B Common Stock ("Class B Common Stock"). The preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of each class shall be the same except that, unless otherwise required by law, the shares of Class B Common Stock shall not be entitled to vote, either on any matters presented at any annual meeting of shareholders of the Corporation, or by written consent.'"

DATED: October ___, 1998.

                                 CYNET, INC.

                                 By: /s/ Vincent W. Beale, Sr.
                                    ---------------------------------------
                                    Vincent W. Beale, Sr.,
                                    Chief Executive Officer and President